CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-12073) and in the Registration Statements on Form S-8 (Nos. 333-48611, 333-68407 and 333-95033) of our report dated April 1, 1998, which appears in the Annual Report on Form 10-K of Nu Skin Enterprises, Inc. for the year ended December 31, 1999.

                             /s/ Grant Thornton LLP


Provo, Utah
March 22, 2000

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Nu Skin Acquired Entities


We have audited the accompanying combined balance sheet of Nu Skin Acquired Entities (collectively, the Entities), as of December 31, 1997, and the related combined statement of earnings, shareholders' equity (deficit), and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Entities' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nu Skin Acquired Entities, as of December 31, 1997, and the combined results of their operations and their combined cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                      /s/ Grant Thornton LLP


Provo, Utah
April 1, 1998